                                                                 Exhibit 23

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-59277 and 33-21903) of
United Television, Inc. of our report dated February 12, 1996 which appears on page 19 of the 1995 Annual Report to Shareholders of United Television, Inc., which is incorporated by reference in this Annual
Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of such Annual Report on Form 10-K.





PRICE WATERHOUSE LLP

Century City, California
March 29, 1996